Exhibit 10.50

Lakeland Argentina, SRL – English Summary

Landlord : Tamash S.S.

Address: Lakeland Argentina, SRL Cuba 4870, San Martin, Provincia de Buenos Aires Argentina

Footage: 1600 sq Meters – 17,222 sq Feet

Rent:

12/1/2015 to 05/31/16	PESO$130K	US$ 9,219
06/01/16 to 11/39/16	Pesos$152K	US$ 10,780
12/01/16 to 05/31/16	USD $178K	US$ 12,624
06/01/17 to 11/30/17	USD $208K	US$ 14,751
12/01/17 to 03/31/18	USD $243K	US$ 17,234
06/01/18 to 11/30/18	USD $285K	US$ 20,212

3 year contract